EXHIBIT 23.1



                CONSENT OF INDEPENDENT AUDITORS

We consent to this reference to our firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement on Form S-8 to be filed on September 30, 1997, pertaining to the Investors Fiduciary Trust Company Investment Savings Plan and to the incorporation by reference therein to our report dated January 14, 1997, with respect to the consolidated financial statements of State Street Corporation incorporated by reference in its annual report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                        /s/ ERNST & YOUNG LLP
                                        ERNST & YOUNG LLP


Boston, Massachusetts
September 24, 1997